Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL CORPORATION ANNOUNCES RESULTS OF THE

REGISTERED EXCHANGE OFFER FOR ITS 10.500% SENIOR NOTES DUE 2024

IRVINE, Calif. — Feb. 7, 2017 — Western Digital Corporation (“Western Digital” or the “Company”) (NASDAQ: WDC) today announced the results of the registered exchange offer for all of the outstanding 10.500% Senior Notes due 2024 (the “Initial Notes”) issued by the Company for an equal principal amount of new 10.500% Senior Notes due 2024 (the “New Notes”) issued by the Company that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The exchange offer commenced on Jan. 6, 2017, and expired at 5:00 p.m. Eastern time, on Feb. 6, 2017.

U.S. Bank National Association, acting as exchange agent for the exchange offer, advised the Company that $3,332,119,000 of the $3,350,000,000 aggregate principal amount of the Initial Notes have been validly tendered for exchange, representing 99.4662% of the principal amount of the outstanding Initial Notes.

In accordance with the terms of the exchange offer, the Company accepted all of the Initial Notes validly tendered and not withdrawn.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the New Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. The exchange offer was made only pursuant to the prospectus dated Jan. 6, 2017, and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The Company addresses ever changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST,

Western Digital Corporation Announces Results of the Registered

Exchange Offer for its 10.500% Senior Notes Due 2024

SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the Company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the terms of the exchange offer, the issuance of the New Notes in exchange for the Initial Notes, and extension or termination of the exchange offer. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “will” and variations of such word or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks and uncertainties discussed in the Registration Statement on Form S-4 of the Company, as filed with the U.S. Securities and Exchange Commission (the “SEC”) and as amended, relating to the exchange offer or in the Company’s filings with the SEC incorporated by reference into such registration statement.

You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

###

Western Digital Corporation Announces Results of the Registered

Exchange Offer for its 10.500% Senior Notes Due 2024

Western Digital, WD and SanDisk are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners.

Company contacts:

Western Digital Corp.

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com

Investor Contact:

Bob Blair

949.672.7834

robert.blair@wdc.com